UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On March 7, 2011, Toys “R” Us, Inc. (the “Company”), in connection with a lender presentation related to the potential refinancing of its $700 million amended and restated credit agreement dated August 24, 2010, of its subsidiary, Toys “R” Us-Delaware, Inc. (“TRU-DE”), plans to disclose certain financial information described below. The proposed refinancing will involve an increase in the size of the facility from $700 million to $1.1 billion. The Company expects to use a portion of the incremental proceeds to provide funds to repay its $500 million aggregate principal amount of 7.625% notes due August 2011 on or before maturity. There can be no assurances that the refinancing will be completed on the foregoing terms or at all.

In connection with the lender presentation, the Company plans to disclose that its year-end Net Leverage ratio (defined as the ratio of Net Debt to Adjusted EBITDA) for fiscal 2010 was 3.9x. This ratio is derived from the Company’s net debt of approximately $4,275 million and Adjusted EBITDA that was previously disclosed.

In addition, the Company plans on disclosing to potential lenders the following unaudited and estimated financial information for fiscal year 2010 for the operations of TRU-DE: (i) $9.6 billion in revenue; (ii) revenue by product category of 35.6% Juvenile, 20.8% Learning, 15.5% Core Toys, 13.6% Entertainment, 12.2% Seasonal and 2.3% Other; (iii) Adjusted EBITDA of $675 million; (iv) Gross Margin of 35.7%; and (v) a ratio of Total Debt to Adjusted EBITDA of 2.9x. This ratio is derived from TRU-DE’s debt of approximately $1,940 million and Adjusted EBITDA as set forth above.

The following is a reconciliation of TRU-DE’s unaudited and estimated Net Earnings to Net Adjusted EBITDA for fiscal 2010:

(In millions)	Fiscal Year Ended January 29, 2011

Net Earnings	$122

Add:
Income tax expense	54
Interest expense, net	204
Depreciation and amortization	244
EBITDA	624

Adjustments:
Litigation settlement expenses	23
Sponsor management and advisory fees	13
Prior period lease accounting	16
Compensation expense	5
Impairment on long-lived assets	3
Restructuring	2
Gain on sale of properties	(11)

Adjusted EBITDA	675

Subtract: Toys “R” Us Property Company II, LLC (“Propco II”) EBITDA	(101)
Add: Distributions from Propco II	28

Net Adjusted EBITDA	$602

The foregoing financial information, which has been furnished solely for this Item 2.02, shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.
(Registrant)

Date: March 7, 2011
	By:	/s/ F. Clay Creasey, Jr.
		Name:	F. Clay Creasey, Jr.
		Title:	Executive Vice President – Chief Financial Officer

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